Exhibit 5.2

[Letterhead of Skadden, Arps, Slate, Meagher & Flom LLP]

October 5, 2017

SL Green Realty Corp.

SL Green Operating Partnership, L.P.

Reckson Operating Partnership, L.P.

420 Lexington Avenue

New York, New York 10170

Re:                             SL Green Operating Partnership, L.P. 3.250% Senior Notes due 2022

Ladies and Gentlemen:

We have acted as special counsel to SL Green Realty Corp., a Maryland corporation (the “Company”), SL Green Operating Partnership, L.P., a Delaware limited partnership (“SL Green OP”), and Reckson Operating Partnership, L.P., a Delaware limited partnership (“Reckson” and, together with the Company, the “Guarantors” and the Guarantors, together with SL Green OP, the “Transaction Parties”), in connection with the public offering of $500,000,000 aggregate principal amount of SL Green OP’s 3.250% Senior Notes due 2022 (the “Notes”) to be fully and unconditionally guaranteed by the Guarantors (each a “Guarantee” and collectively the “Guarantees,” and, together with the Notes, the “Securities”), to be issued under the Indenture, dated as of October 5, 2017 (the “Base Indenture”), between SL Green OP and The Bank of New York Mellon, as trustee (the “Trustee”), as supplemented by the First Supplemental Indenture dated as of October 5, 2017 (the “First Supplemental Indenture” and, the Base Indenture as so supplemented by the First Supplemental Indenture, the “Indenture”), among the Transaction Parties and the Trustee.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

In rendering the opinions stated herein, we have examined and relied upon the following:

(i)                                     an executed copy of the Underwriting Agreement, dated October 3, 2017 (the “Underwriting Agreement”), among the Transaction Parties and Wells Fargo Securities, LLC and J.P. Morgan Securities LLC, as representatives of the several

Underwriters named therein (the “Underwriters”), relating to the sale by SL Green OP and the Guarantors to the Underwriters of the Securities;

(ii)                                  an executed copy of the Indenture, including Article VIII thereof containing the Guarantees;

(iii)                               the global certificate evidencing the Securities (the “Note Certificate”) in the form delivered by SL Green OP to the Trustee for authentication and delivery;

(iv)                              an executed copy of a certificate of Andrew S. Levine, Secretary of the Company, the general partner of SL Green OP, dated the date hereof (the “Secretary’s Certificate”);

(v)                                 an executed copy of a certificate of Andrew S. Levine, Director of Wyoming Acquisition GP LLC, a Delaware limited liability company (“Wyoming GP”), and the general partner of Reckson, dated the date hereof (the “Director’s Certificate”);

(vi)                              a copy of the Certificate of Limited Partnership of SL Green OP, certified by the Secretary of State of the State of Delaware as of October 2, 2017, and certified pursuant to the Secretary’s Certificate;

(vii)                           a copy of the First Amended and Restated Agreement of Limited Partnership of the Operating Partnership, dated as of August 20, 1997, by an among the Company, Hippomenes Associates, LLC, 470 Park South Associates, L.P., Stanley Nelson, Carol Nelson, Sheldon Lowe, Miami Corp., SL Green Properties, Inc., EBG Midtown South Corp., 64-36 Realty Associates, 673 First Associates, L.P., 29/35 Realty Associates, L.P., Green 6th Avenue Associates, L.P. and S.L. Green Leasing Inc., as amended by the First Amendment to the First Amended and Restated Agreement of Limited Partnership, dated May 14, 1998, the Second Amendment to the First Amended and Restated Agreement of Limited Partnership, dated June 3, 2002, the Third Amendment to the First Amended and Restated Agreement of Limited Partnership, dated December 12, 2003, the Amended and Restated Fourth Amendment to the First Amended and Restated Agreement of Limited Partnership, dated July 15, 2004, the Fifth Amendment to the First Amended and Restated Agreement of Limited Partnership, dated March 15, 2006, the Sixth Amendment to the First Amended and Restated Agreement of Limited Partnership, dated June 30, 2006, the Seventh Amendment to the First Amended and Restated Agreement of Limited Partnership, dated January 25, 2007, the Eighth Amendment to the First Amended and Restated Agreement of Limited Partnership, dated January 20, 2010, the Ninth Amendment to the First Amended and Restated Agreement of Limited Partnership, dated November 30, 2011, the Tenth Amendment to the First Amended and Restated Agreement of Limited Partnership, dated January 31, 2012, the Eleventh Amendment to the First Amended and Restated Agreement of Limited Partnership, dated March 6, 2012, the Twelfth Amendment to the First Amended and

Restated Agreement of Limited Partnership, dated August 10, 2012, the Thirteenth Amendment to the First Amended and Restated Agreement of Limited Partnership, dated April 2, 2014, the Fourteenth Amendment to the First Amended and Restated Agreement of Limited Partnership of SL Green Operating Partnership, L.P., dated July 2, 2014, the Fifteenth Amendment to the First Amended and Restated Agreement of Limited Partnership of SL Green Operating Partnership, L.P., dated July 2, 2014, the Sixteenth Amendment to the First Amended and Restated Agreement of Limited Partnership of SL Green Operating Partnership, L.P., dated February 12, 2015, the Seventeenth Amendment to the First Amended and Restated Agreement of Limited Partnership of SL Green Operating Partnership, L.P., dated June 19, 2015, the Eighteenth Amendment to the First Amended and Restated Agreement of Limited Partnership of SL Green Operating Partnership, L.P., dated June 25, 2015, the Nineteenth Amendment to the First Amended and Restated agreement of Limited Partnership of SL Green Operating Partnership, L.P., dated July 22, 2015, the Twentieth Amendment to the First Amended and Restated Agreement of Limited Partnership of SL Green Operating Partnership, L.P., dated July 22, 2015, the Twenty-First Amendment to the First Amended and Restated Agreement of Limited Partnership of SL Green Operating Partnership, L.P., dated August 20, 2015, the Twenty-Second Amendment to the First Amended and Restated Agreement of Limited Partnership of SL Green Operating Partnership, L.P., dated August 20, 2015, the Twenty-Third Amendment to the First Amended and Restated Agreement of Limited Partnership of SL Green Operating Partnership, L.P., dated April 1, 2016, the Twenty-Fourth Amendment to the First Amended and Restated Agreement of Limited Partnership of SL Green Operating Partnership, L.P., dated April 1, 2016 and the Twenty-Fifth Amendment to the First Amended and Restated Agreement of Limited Partnership of SL Green Operating Partnership, L.P., dated November 9, 2016 (as so amended, the “Operating Partnership Agreement”), certified pursuant to the Secretary’s Certificate;

(viii)                        a copy of the Certificate of Limited Partnership of Reckson, certified by the Secretary of State of the State of Delaware as of October 2, 2017, and certified pursuant to the Director’s Certificate;

(ix)                              a copy of the Amended and Restated Agreement of Limited Partnership of Reckson, dated June 2, 1995, by and among Reckson Associates Realty Corp. and the persons set forth on Exhibit A thereto, as amended and supplemented by the First Amendment to the Amended and Restated Agreement of Limited Partnership, dated December 6, 1995, the Supplement to the Amended and Restated Agreement of Limited Partnership Establishing Series A Preferred Units of Limited Partnership Interest, dated April 13, 1998, the Supplement to the Amended and Restated Agreement of Limited Partnership Establishing Series B Preferred Units of Limited Partnership Interest, dated April 20, 1998, the Supplement to the Amended and Restated Agreement of Limited Partnership Establishing Series C Preferred Units of Limited Partnership Interest, dated April 1998, the Supplement to the Amended and Restated Agreement of Limited Partnership Establishing Series D Preferred Units of Limited Partnership

Interest, dated June 30, 1998, the Supplement to the Amended and Restated Agreement of Limited Partnership Establishing Series B Common Units of Limited Partnership Interest, dated May 24, 1999, the Supplement to the Amended and Restated Agreement of Limited Partnership Establishing Series E Preferred Partnership Units of Limited Partnership Interest, dated June 2, 1999, the Supplement to the Amended and Restated Agreement of Limited Partnership Establishing the Series F Junior Participating Preferred Partnership Units, dated October 13, 2000, the Supplement to the Amended and Restated Agreement of Limited Partnership Establishing the Series C Common Units of Limited Partnership Interest, dated as of August 7, 2003, the Supplement to the Amended and Restated Agreement of Limited Partnership Establishing LTIP Units of Limited Partnership Interest, dated December 27, 2004, the Supplement to the Amended and Restated Agreement of Limited Partnership Establishing 2005 LTIP Units of Limited Partnership Interest, dated March 11, 2005, the Supplement to the Amended and Restated Agreement of Limited Partnership Establishing 2006 LTIP Units of Limited Partnership Interest, dated April 4, 2006, and the Supplement to the Amended and Restated Agreement of Limited Partnership relating to the succession as a general partner of Wyoming GP, dated November 15, 2007, certified pursuant to the Director’s Certificate (the “Reckson LP Agreement”);

(x)                                 copies of actions by written consent of the Company, as the general partner of SL Green OP, dated October 3, 2017, certified pursuant to the Secretary’s Certificate; and

(xi)                              copies of actions by written consent of Wyoming GP, as the general partner of Reckson, dated October 3, 2017, certified pursuant to the Director’s Certificate.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Transaction Parties and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Transaction Parties and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In our examination, we have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. As to any facts relevant to the opinions stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Transaction Parties and others and of public officials, including those in the Secretary’s Certificate and the Director’s Certificate and the factual representations and warranties contained in the Underwriting Agreement.

We do not express any opinion with respect to the laws of any jurisdiction other than (i) the laws of the State of New York and (ii) the Delaware Revised Uniform Limited Partnership Act (“DRULPA”) (all of the foregoing being referred to as “Opined on Law”).

As used herein, “Transaction Agreements” means the Underwriting Agreement, the Indenture and the Note Certificate.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that:

1.                                      The Note Certificate has been duly authorized by all requisite limited partnership action on the part of SL Green OP and duly executed by SL Green OP under DRULPA, and when duly authenticated by the Trustee and issued and delivered by SL Green OP against payment therefor in accordance with the terms of the Underwriting Agreement and the Indenture, the Note Certificate will constitute the valid and binding obligation of SL Green OP, entitled to the benefits of the Indenture and enforceable against SL Green OP in accordance with its terms under the laws of the State of New York.

2.                                      The Guarantee of Reckson has been duly authorized by all requisite limited partnership action on the part of Reckson under DRULPA and duly executed by Reckson under DRUPLA and, when the Note Certificate is issued and delivered by SL Green OP against payment therefor in accordance with the terms of the Underwriting Agreement and the Indenture, the Guarantee of Reckson will constitute the valid and binding obligation of Reckson, enforceable against Reckson in accordance with its terms under the laws of the State of New York.

3.                                      When the Note Certificate is issued and delivered by SL Green OP against payment therefor in accordance with the terms of the Underwriting Agreement and the Indenture, the Guarantee of the Company will constitute the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms under the laws of the State of New York.

The opinions stated herein are subject to the following qualifications:

(a)                                 the opinions stated herein are limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer, preference and other similar laws affecting creditors’ rights generally, and by general principles of equity (regardless of whether enforcement is sought in equity or at law);

(b)                                 we do not express any opinion with respect to any law, rule or regulation that is applicable to any party to any of the Transaction Agreements or the transactions contemplated thereby solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or any of its affiliates as a result of the specific assets or business operations of such party or such affiliates;

(c)                                  except to the extent expressly stated in the opinions contained herein, we have assumed that each of the Transaction Agreements constitutes the valid and binding obligation of each party to such Transaction Agreement, enforceable against such party in accordance with its terms;

(d)                                 we do not express any opinion with respect to the enforceability of any provision contained in any Transaction Agreement relating to any indemnification, contribution, exculpation, release or waiver that may be contrary to public policy or violative of federal or state securities laws, rules or regulations;

(e)                                  we call to your attention that irrespective of the agreement of the parties to any Transaction Agreement, a court may decline to hear a case on grounds of forum non conveniens or other doctrine limiting the availability of such court as a forum for resolution of disputes; in addition, we call to your attention that we do not express any opinion with respect to the subject matter jurisdiction of the federal courts of the United States of America in any action arising out of or relating to any Transaction Agreement;

(f)                                   we do not express any opinion with respect to the enforceability of Section 8.1 of the Indenture to the extent that such section provides that the obligations of the Guarantors are absolute and unconditional irrespective of the enforceability or genuineness of the Indenture or the effect thereof on the opinions herein stated;

(g)                                  we do not express any opinion with respect to the enforceability of the provisions contained in Section 8.2 of the Indenture to the extent that such provisions limit the obligation of the Guarantors under the Indenture or any right of contribution of any party with respect to the Guarantees;

(h)                                 we have assumed that the Operating Partnership Agreement is the only partnership agreement, as defined under DRUPLA, of SL Green OP;

(i)                                     we have assumed that the Reckson LP Agreement is the only partnership agreement, as defined under DRUPLA, of Reckson;

(j)                                    we have assumed that each of SL Green OP and Reckson has, and since the time of its formation has had, at least one validly admitted and existing limited partner and (i) no procedures have been instituted for, and no other event has occurred, including, without limitation, any action taken by SL Green OP, Reckson or any of their respective general partners or partners, that would result in the liquidation, dissolution or winding-up of SL Green OP or Reckson, (ii) no event has occurred that has adversely affected the good standing of either SL Green OP or Reckson under the laws of its jurisdiction of formation, and each of SL Green OP and Reckson  has taken all actions required by the laws of its jurisdiction of formation to maintain such good standing and (iii) no grounds exist for the revocation or forfeiture of either SL Green OP or Reckson’s Certificate of Limited Partnership; and

(k)                                 to the extent that any opinion relates to the enforceability of the choice of New York law and choice of New York forum provisions contained in any Transaction Agreement, the opinions stated herein are subject to the qualification that such enforceability may be subject to, in each case, (i) the exceptions and limitations in sections 5-1401 and 5-1402 and (ii) principles of comity and constitutionality.

In addition, in rendering the foregoing opinions we have assumed that, at all applicable times:

(a)                                 the Company (i) is and, as of the date of formation of SL Green OP, was duly incorporated and is validly existing and in good standing, (ii) has requisite legal status and legal capacity under the laws of the jurisdiction of its organization and (iii) has complied and will comply with all aspects of the laws of the jurisdiction of its organization in connection with the transactions contemplated by, and the performance of its obligations under, the Transaction Agreements;

(b)                                 the Company has the corporate power and authority to execute, deliver and perform all its obligations under each of the Transaction Agreements, and to authorize, execute and deliver each of the Transaction Agreements, on behalf of SL Green OP  and Reckson, as general partner of SL Green OP and as parent of the general partner of Reckson, as applicable;

(c)                                  each of the Transaction Agreements has been duly authorized, executed and delivered by the Company, on its own behalf and as general partner of SL Green OP and as parent of the general partner of Reckson, as applicable;

(d)                                 none of (i) the authorization, execution and delivery by the Company, in its capacity as general partner of SL Green OP, of each of the Transaction Agreements, on behalf of SL Green OP, (ii) the authorization by the Company of each of the Transaction Agreements to which Reckson is a party, on behalf of Reckson, (iii) the execution and delivery by each Transaction Party of the Transaction Agreements to which such Transaction Party is a Party or (iv) the performance by such Transaction Party of its obligations under each of the Transaction Agreements: (a) conflicts or will conflict with the certificate of incorporation, by-laws or any other comparable organizational document of such Transaction Party, (b) constitutes or will constitute a violation of, or a default under, any lease, indenture, instrument or other agreement to which any Transaction Party or its property is subject, (c) contravenes or will contravene any order or decree of any governmental authority to which any Transaction Party or its property is subject, (d) violates or will violate any law, rule or regulation to which any Transaction Party or its property is subject; and

(e)                                  none of (i) the authorization, execution and delivery by the Company, in its capacity as general partner of SL Green OP, of each of the Transaction Agreements, on behalf of SL Green OP, (ii) the authorization by the Company of each of the Transaction Agreements to which Reckson is a party, on behalf of Reckson, (iii) the execution and delivery by each Transaction Party of the Transaction Agreements or (iv) the enforceability of each of the Transaction Agreements against such Transaction Party requires or will require the consent, approval, licensing or authorization of, or any filing, recording or registration with, any governmental authority under any law, rule or regulation of any jurisdiction.

We hereby consent to the reference to our firm under the heading “Legal Matters” in the Preliminary Prospectus and the Prospectus.  In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.  We also hereby consent to the filing of this opinion with the Securities and Exchange Commission (the “Commission”) as an exhibit to the Company’s Current Report on Form 8-K being filed on the date hereof and incorporated by reference into the Company’s registration statement on Form S-3 (File No. 333-208621) filed with the Commission on December 18, 2015 under the Securities Act.  This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP